Corporate Overview

Safe Harbor Statements Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: Statements made in this presentation that relate to future plans, events or performances are forward - looking statements . Any statement containing words such as "believes, ” "anticipates," "plans," "projections," "expects," and similar words, is forward looking, and these statements involve risks and uncertainties and are based on current expectations . Although the Company believes that the expectations reflected in such forward - looking statements are reasonable, it can give no assurance that such expectations in such forward - looking statements will prove to be correct . 1

Company Overview  Leading wireless broadband IP service provider to businesses delivering high speed Internet access in 12 large U.S. markets  Bandwidth options range from T - 1 to 1.5Gbps, and support VoIP, cloud computing, bandwidth on demand, wireless redundancy, VPNs, disaster recovery, bundled data and video services  Building a Wi - Fi and small cell real estate portfolio in urban markets  We own and control our entire network  Leveraging existing network for backhaul to provide Wi - Fi offload and related shared mobile services 2

Investment Highlights  Recurring revenue model provides stability and visibility  Gross margins stable at 73% or higher for 10 consecutive quarters, excluding Wi - Fi network expenses  Low churn rate  Building mobile assets that enable long term revenue  Building scale through organic growth, accretive acquisitions and other growth initiatives 3

Why Customers Choose Towerstream Better  Reliability: Delivers the most reliable last mile solution in the marketplace today – first provider to offer product with “ Five 9s ” guarantee  Rapid installation: Can install within 3 - 5 business days compared with approximately one month for RBOCs Faster  Speed and scalability: Can offer bandwidth from 512 Kbps to 1 Gbps Cheaper  Value: 30 - 50% discount to RBOC pricing 4

Selected Towerstream Customers Dallas/Ft. Worth Seattle San Francisco Las Vegas Chicago New York Providence Miami Boston Confidential Philadelphia Nashville Los Angeles 5

Towerstream Acquisitions ▪ Sparkplug Acquisition completed in April 2010 ▪ Boston Pipeline Acquisition completed in December 2010 ▪ One Velocity Acquisition completed in May 2011 ▪ Color Broadband Acquisition completed in December 2011 - Los Angeles will become our largest revenue generating market - Increase in customer market base by 60% - Annual revenue market base will increase by 70% - Network coverage in Los Angeles will increase by 20% 6

▪ Revenues Growing and Predictable, Gross Margins Strong and Sustainable - 3Q11 revenues increased 33% from 3Q10 and 3% sequentially - Compounded annual growth rate of 39% for 4 years ended 3Q11 - 3Q11 Adjusted EBITDA profitability, excluding non - recurring expenses and Wi - Fi network expenses, remained stable at $1.1M - Gross margins stable at 73% or higher for 10 consecutive quarters, excluding Wi - Fi network expenses ▪ Operating Metrics Continue to Improve - Adjusted EBITDA results have improved for 14 consecutive quarters - Customer churn improved to 1.27% in 3Q11 compared to 1.56% 2Q11 - ARPU for the new customers increased to $625 in 3Q11 compared to $607 in 2Q211 and $543 in 3Q10 ▪ Financial Position is Solid - $52 million in cash and investments at 9/30/11; no debt - Completed a $41M underwritten offering of common stock in July 2011 Financial Highlights 7

Wi - Fi Offload, Small Cell and Rooftop Real Estate 8

The Spectrum Crunch “ With new legislation authorizing incentive spectrum auctions, it's tempting to think the crisis in mobile broadband has been avoided. But it will take at least 10 years to put new spectrum to work, and the FCC's own estimate is that we have only three years left before hitting the wall. ” Larry Downes CNET news 9

Imminent Spectrum Deficit

Wi - Fi and Small Cell Strategy 11 Phase 1: Deploy Wi - Fi Offload Today as Part of the Cellular RAN Phase 2: Add LTE DAS and Small Cells, Co - located with Wi - Fi hotspots as a Network Upgrade Benefit: The Wi - Fi infrastructure offer operators capacity relief to their 3G infrastructure, by allowing them to route best - effort traffic through Wi - Fi . Benefit : The second increase in capacity that LTE small cells deliver can be rapidly deployed leveraging the Wi - Fi existing infrastructure and related assets. Installation: High - traffic locations are identified for Wi - Fi IEEE 802.11n access points, permits and lease contracts arranged, and electricity and backhaul set up. The acquisition of key locations enables a land grab that establishes the future footprint of the LTE small cell network. Installation : LTE small cells can be installed as an add - on unit to the Wi - Fi access point, without re - permitting and sharing the backhaul connection already in place. In a new location, both Wi - Fi and small cell equipment can be jointly installed.

Wi - Fi Offload – Phase I

Wi - Fi Offload – Phase II

TWER Manhattan Network Nodes ▪ 1000 Wi - Fi Nodes ▪ Licensed Wireless Back Haul Installed ▪ 500 New Nodes under Construction ▪ Can handle millions of connection a day

LTE Cost and Performance 20 MHz New York 500+ Million ▪ 20 MHz LTE performance New York - Up - load = 7.1 Mb - Down - load = 5.5 Mb ▪ Wi - Fi same location - Up - load = 9.7Mb - Down - load = 21.4 Mb

Unclaimed Revenue Opportunity ▪ 70% of tablets Wi - Fi only ▪ Small percentage of 3G tablets signup ▪ Fastest growing new category ▪ Carriers confused on business model ▪ Put enormous strain on mobile networks 16

Towerstream Wi - Fi and Small Cell Roll out ▪ Continue our build out in NYC ▪ San Francisco under construction ▪ Chicago construction starts in April ▪ 3000 new nodes built by end of next year 17

Tower stream Better Faster Cheaper